Exhibit 99.1

AsiaInfo-Linkage Appoints Chief Technology Officer

BEIJING/SANTA CLARA, Calif. – December 15, 2011 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecommunications software solutions and related services, today announced that Mr. Yadong Jin, vice president and general manager of marketing, has been appointed as executive vice president and chief technology officer (“CTO”), effective December 14, 2011.

Through this newly created position, Mr. Jin is expected to lead the company’s strategy for product standardization. He is also expected to continue regular communication with the Company’s customers and build on AsiaInfo-Linkage’s leading position in the face of changing demand within the telecommunication industry.

“We look forward to Yadong continuing his strong leadership now in his new role as CTO,” said AsiaInfo-Linkage President and Chief Executive Officer Steve Zhang. “We have long been impressed by his drive and initiative in his previous role and are confident in his abilities and management experience which will help us drive the standardization of our product offerings and continue the development of our industry-leading solutions. Yadong’s guidance of the development of new technology and solutions will be important to the long-term growth of our Company. As we focus not only on serving our core telecom customers in China but also expanding into international markets, the key will be delivering best-in-class solutions to meet the changing needs of our customers.”

Yadong Jin served as the Company’s vice president and general manager of marketing from November 2008. Prior to joining AsiaInfo-Linkage, Mr. Jin served as the consultation director of the Hewlett-Packard Development Company from January 2005 to November 2008. Mr. Jin has a bachelor’s and a master’s degree in computer science from Nanjing University.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. Following the merger between AsiaInfo Holdings, Inc. (“AsiaInfo”) and Linkage Technologies International Holdings Limited (“Linkage”) on July 1, 2010, AsiaInfo-Linkage leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of December 15, 2011. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; our ability to successfully integrate the business of Linkage into ours; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com